ESCROW AGREEMENT

THIS AGREEMENT made as of the 22nd day of December, 2010.

AMONG:

NEWCASTLE RESOURCES LTD., a company incorporated pursuant
to the laws of the Province of Ontario and having an address at Suite
605–475 Howe Street, Vancouver, BC V6C 2B3

(“Newcastle”)
AND:

CLARK WILSON LLP, a law firm having an office at Suite 800 – 885
West Georgia Street, Vancouver, BC V6C 3H1

(the “Escrow Agent”)
AND:
EACH OF THE UNDERSIGNED SHAREHOLDERS OF THE
PURCHASER

(collectively the “Shareholders”, each, a “Shareholder”)

WHEREAS:

A. Newcastle and the Shareholders wish to appoint the Escrow Agent to accept, hold and deliver, pursuant to the terms of this Agreement, common shares in the capital of Newcastle (each, a “Share”), in the amounts listed opposite each Shareholder’s name in Schedule A attached hereto, in connection with the closing of the Share Exchange Agreement dated October 13, 2010 (the “Share Exchange Agreement”) between Newcastle, 583885 B.C. Ltd. and the accepting shareholders of 583885 B.C. Ltd. as set forth in Schedule A to the Share Exchange Agreement; and

B. Pursuant to the terms of the Share Exchange Agreement, the Shareholders have agreed that the Shares will be held by the Escrow Agent and released only in accordance with this Agreement;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

     ARTICLE 1
INTERPRETATION

1.1 In this Agreement:

(a)	the headings have been inserted for convenience of reference only and in no way define, limit, or enlarge the scope or meaning of the provisions of this Agreement;

(b)	all references to any party, whether a party to this Agreement or not, will be read with such changes in number and gender as the context or reference requires; and

(c)	when the context hereof makes it possible, the word “person” includes in its meaning any firm and any body corporate or politic.

ARTICLE 2
DEPOSIT INTO ESCROW

2.1

The Shareholders and Newcastle will, upon execution of this Agreement and the closing of the Share Exchange Agreement, deliver the Shares and stock powers of attorney, duly endorsed in the form required by the transfer agent of Newcastle (the “Stock Powers”), to the Escrow Agent and the Escrow Agent will hold the Shares and the Stock Powers in escrow subject to the terms and conditions of this Agreement.

2.2

The Shareholders hereby appoint the Escrow Agent as the agent and attorney-in-fact for and on behalf of the Shareholders in respect of the Shares, on the terms and subject to the conditions set forth herein.

ARTICLE 3
ESCROW PROVISIONS

3.1

The Shareholders and Newcastle hereby direct the Escrow Agent to retain the Shares and the Stock Powers and not to cause anything to be done to release the same from escrow except in accordance with this Agreement. The Escrow Agent accepts its responsibilities hereunder and agrees to perform them in accordance with the terms hereof.

3.2

Subject to Section 3.3, unless prohibited by an order of a court of competent jurisdiction, the Escrow Agent will release from escrow and deliver to the Shareholders the number of Shares set out next to each Shareholder’s name in Schedule A attached hereto, in accordance with the release schedule in Schedule B.

3.3

Each of the Shareholders agree that, with the exception of 250,000 of the Escrowed Shares to be released to David Hall upon the closing of the Share Exchange Agreement with simultaneous investment of $1,000,000 into TrichoScience Innovations Inc. (the “Closing”), any Escrowed Shares that are released from escrow in accordance with Section 3.2 prior to the first day of the first fiscal quarter of Newcastle after the one year anniversary of the date of Closing will become subject to the terms of a pooling agreement in the form set out in Schedule C to this Agreement.

3.4	The Escrow Agent will release the Stock Powers to the Shareholders following release of all Shares held in escrow pursuant to Section 3.2.

3.5	The Escrow Agent is authorized by each of the Shareholders and Newcastle to make the deliveries required by Article 3 of this Agreement.

3.6

If, at any time after the date of this Agreement, Newcastle subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding common shares into a greater number of common shares, any Shares held in escrow immediately prior to such subdivision will be proportionately increased. If, at any time after the date of this Agreement, Newcastle combines (by combination, reverse stock split or otherwise) its outstanding common shares into a smaller number of common shares, any Shares held in escrow immediately prior to such combination will be proportionately decreased. Any adjustment under this Section 3.6 shall become effective at the close of business on the date the subdivision or combination becomes effective.

3.7

With respect to the preparation of this Agreement and the rights and obligations herein, each of the parties to this Agreement acknowledges and agrees that all parties to this Agreement have been advised to seek, and have sought or have otherwise waived, independent legal advice with respect to this Agreement and the documents delivered pursuant hereto.

ARTICLE 4
ESCROW AGENT

4.1

In exercising the rights, duties and obligations prescribed or confirmed by this Agreement, the Escrow Agent will act honestly and in good faith and will exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

4.2

The Shareholders and Newcastle agree from time to time and at all times hereafter well and truly to save, defend and keep harmless and fully indemnify the Escrow Agent, its successors and assigns from and against all loss, costs, charges, suits, demands, claims, damages and expenses which the Escrow Agent, its successors or assigns may at any time or times hereafter bear, sustain, suffer or be put unto for or by reason or on account of its acting pursuant to this Agreement or anything in any manner relating thereto or by reason of the Escrow Agent’s compliance in good faith with the terms hereof.

4.3

In case proceedings should hereafter be taken in any court respecting the Shares, the Escrow Agent will not be obliged to defend any such action or submit its rights to the court until it has been indemnified by other good and sufficient security in addition to the indemnity given in Section 4.2 against its costs of such proceedings.

4.4

The Escrow Agent will have no responsibility in respect of loss of the Shares and the Stock Powers except the duty to exercise such care in the safekeeping thereof as it would exercise if the Shares and the Stock Powers belonged to the Escrow Agent. The Escrow Agent may act on the advice of counsel but will not be responsible for acting or failing to act on the advice of counsel.

4.5

The Escrow Agent will not be bound in any way by any contract between the other parties hereto whether or not it has notice thereof or of its terms and conditions and the only duty, liability and responsibility of the Escrow Agent will be to hold the Shares and the Stock Powers as herein directed and to deliver the same to such persons and other such conditions as are herein set forth. The Escrow Agent will not be required to pass upon the sufficiency of any of the Shares or the Stock Powers or to ascertain whether or not the person or persons who have executed, signed or otherwise issued or authenticated the said documents have authority to so execute, sign or authorize, issue or authenticate the said documents or any of them, or that they are the same persons named therein or otherwise to pass upon any requirement of such instruments that may be essential for their validity, but it shall be sufficient for all purposes under this Agreement insofar as the Escrow Agent is concerned that the said documents are deposited with it as herein specified by the parties executing this Agreement with the Escrow Agent.

4.6

In the event that the Shares are attached, garnished or levied upon under any court order, or if the delivery of such property is stayed or enjoined by any court order or if any court order, judgment or decree is made or entered affecting such property or affecting any act by the Escrow Agent, the Escrow Agent will obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, notwithstanding any provision of this Agreement to the contrary. If the Escrow Agent obeys and complies with any such writs, orders, judgments or decrees, it will not be liable to any of the parties hereto or to any other person, form or corporation by reason of such compliance, notwithstanding that such writs, orders, judgments or decrees may be subsequently reversed, modified, annulled, set aside or vacated.

4.7

Except as herein otherwise provided, the Escrow Agent is authorized and directed to disregard any and all notices and warnings which may be given to it by any of the parties hereto or by any other person, firm, association or corporation. It will, however obey the order, judgment or decree of any court of competent jurisdiction, and it is hereby authorized to comply with and obey such orders, judgments or decrees and in case of such compliance, it shall not be liable by reason thereof to any of the parties hereto or to any other person, firm, association or corporation, even if thereafter any such order, judgment or decree may be reversed, modified, annulled, set aside or vacated.

4.8

If the Escrow Agent receives any valid court order contrary to the instructions contained in this Agreement, the Escrow Agent may continue to hold the Shares until the lawful determination of the issue between the parties hereto.

4.9

If written notice of protest is made by any of the Shareholders and/or Newcastle to the Escrow Agent to any action contemplated by the Escrow Agent under this Agreement, and such notice sets out reasons for such protest, the Escrow Agent may at its sole discretion continue to hold the Shares and the Stock Powers until the right to the documents is legally determined by a court of competent jurisdiction or otherwise.

4.10

The Escrow Agent may resign as Escrow Agent by giving not less than five (5) days’ notice thereof to the Shareholders and Newcastle. The Shareholders and Newcastle may terminate the Escrow Agent by giving not less than five (5) days’ notice to the Escrow Agent. The resignation or termination of the Escrow Agent will be effective and the Escrow Agent will cease to be bound by this Agreement on the date that is five (5) days after the date of receipt of the termination notice given hereunder or on such other date as the Escrow Agent, the Shareholders and Newcastle may agree upon. All indemnities granted to the Escrow Agent herein will survive the termination of this Agreement or the termination or resignation of the Escrow Agent. In the event of termination or resignation of the Escrow Agent for any reason, the Escrow Agent shall, within that five (5) days’ notice period deliver the Shares to the new escrow agent to be named by the Shareholders and Newcastle.

4.11	Notwithstanding anything herein to the contrary, the Escrow Agent may act upon any written instructions given jointly by the Shareholders and Newcastle.

4.12

Notwithstanding anything to the contrary contained herein, in the event of any dispute arising between any of the Shareholders and/or Newcastle, this Agreement or any matters arising thereto, the Escrow Agent may in its sole discretion deliver and interplead the Shares and the Stock Powers into court and such delivery and interpleading will be an effective discharge to the Escrow Agent.

ARTICLE 5
FEES

5.1

Newcastle will pay all of the compensation of the Escrow Agent and will reimburse the Escrow Agent for any and all reasonable expenses, disbursements and advances made by the Escrow Agent in the performance of its duties hereunder, including reasonable fees, expenses and disbursements incurred by its counsel.

ARTICLE 6
GENERAL

6.1

Except as herein otherwise provided, no subsequent alteration, amendment, change, or addition to this Agreement will be binding upon the parties hereto unless reduced to writing and signed by the parties.

6.2	This Agreement will enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators and successors.

6.3

The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

6.4	This Agreement will be governed by and construed in accordance with the laws of the State of Nevada and any federal laws applicable therein.

6.5

Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail, the notice to the following address:

If to Newcastle:

Newcastle Resources Ltd. Suite 605 – 475 Howe Street Vancouver, BC V6C 2B3

Attention: Brent Petterson
Telephone: (604) 684-4312
Facsimile: (604) 689-0046
Email: brentpetterson@telus.net

With a copy (which will not constitute notice) to:

Clark Wilson LLP
Barristers & Solicitors
Suite 800 – 885 West Georgia Street
Vancouver, BC V6C 3H1

Attention: Virgil Z. Hlus
Telephone: (604) 687-5700
Facsimile: (604) 687-6314
Email: vzh@cwilson.com

If to the Escrow Agent:

Clark Wilson LLP
Suite 800 – 885 West Georgia Street
Vancouver, BC V6C 3H1

Attention: Virgil Z. Hlus
Telephone: (604) 687-5700
Facsimile: (604) 687-6314
Email: vzh@cwilson.com

If to the Shareholders, to the addresses set forth next to their respective names on Schedule A to this Agreement,

(or to such other address as any party may specify by notice in writing to another party). Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the electronic communication was successfully transmitted, as the case may be. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

6.6	Time is of the essence of this Agreement.

6.7	It is understood and agreed by the parties to this Agreement that the only duties and obligations of the Escrow Agent are those specifically stated herein and no other.

6.8

This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the day and year first written above.

NEWCASTLE RESOURCES LTD.

Per: /s/ Brent Petterson
         Authorized Signatory

CLARK WILSON LLP

Per: /s/ Clark Wilson LLP
        Authorized Signatory

SIGNED, SEALED and DELIVERED by	)
DAVID HALL in the presence of:	)
)
)
Signature	)
)
Print Name	) /s/ David Hall
) DAVID HALL
Address	)
)
)
)
Occupation	)

SIGNED, SEALED and DELIVERED by	)
DEBRA ANNE ORANGE in the presence of:	)
)
)
Signature	)
) /s/ Deborah Anne Orange
Print Name	) DEBORAH ANNE ORANGE
)
Address	)
)
)
)
Occupation	)

SCHEDULE A

Name of Shareholder	Address	Number of Shares Deposited Into Escrow
David Hall		2,400,000
Deborah Anne Orange		1,000,000
TOTAL:		3,400,000

SCHEDULE B

Release Schedule

Escrow Release Milestone	Percentage of Total Escrowed Shares to be Released	Number of Total Escrowed Shares to be Released	Number of Escrowed Shares of David Hall to be Released	Number of Escrowed Shares of Debra Anne Orange to be Released
Closing of Share Exchange Agreement, with simultaneous investment of $1,000,000 into TrichoScience Innovations Inc. (“TrichoScience”)	14.7%	500,000	352,941	147,059
Closing of a $1,000,000 financing by Newcastle within six (6) months of the closing of the Share Exchange Agreement	5.1%	175,000	123,529	51,471
Closing of a $1,000,000 financing within (12) months of the closing of the Share Exchange Agreement	5.1%	175,000	123,529	51,471
Closing of financing in the aggregate of greater than $4,000,000 by Newcastle	14.7%	500,000	352,941	147,059
Commencement by TrichoScience of clinical safety trials in Georgia	10.3%	350,000	247,059	102,941
Commencement by TrichoScience of Phase 2 clinical trial in Canada	14.7%	500,000	352,941	147,059
Commencement by TrichoScience of Phase 2 clinical trials in Europe	11.8%	400,000	282,353	117,647
Commencement by TrichoScience of Phase 1 clinical trials in USA	11.8%	400,000	282,353	117,647
Receipt of regulatory approval or commencement of commercial sale worldwide by TrichoScience(1)	11.8%	400,000	282,353	117,647
TOTAL:	100.0%	3,400,000	2,400,000	882,000

Footnotes:

(1) If this milestone is met, all of the Escrowed Shares of David Hall and Debra Anne Orange will be released from escrow, notwithstanding that some or all of the milestones set forth above have not been met.

SCHEDULE C

FORM OF VOLUNTARY POOLING AGREEMENT

THIS AGREEMENT dated for reference the ______day of _________________, 2010.

AMONG:
NEWCASTLE RESOURCES LTD., a company incorporated pursuant
to the laws of the Province of Ontario and having an address at Suite
605–475 Howe Street, Vancouver, BC V6C 2B3

(the “Issuer”)
AND:
The undersigned shareholders of the Issuer, being all of those shareholders who have signed Schedule A attached hereto

(collectively, the “Undersigned”)
AND:
CLARK WILSON LLP, of Suite 800 – 885 West Georgia Street,
Vancouver, British Columbia V6C 3H1

(the “Trustee”)

WHEREAS:

C. Pursuant to the terms of a share exchange agreement (the “Exchange Agreement”) dated October 13, 2010 among the Issuer, TrichoScience Innovations Inc. and the Undersigned, the Undersigned will acquire and hold common shares of the Issuer (the “ Pooling Shares”), as specified in Schedule A attached hereto; and

D. In concurrence with the closing of the Exchange Agreement, the Undersigned have agreed to pool the Pooling Shares, based upon and subject to the terms and conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and in consideration of the sum of one dollar ($1.00) now paid by the parties hereto, each to the other, (the receipt whereof is hereby acknowledged) and in further consideration of the mutual covenants and conditions hereinafter contained, the parties hereto agree as follows:

1.	In this Agreement:

	(a)	“Agreement” means this voluntary pooling agreement and any schedules or other documents attached hereto, as it may from time to time be supplemented or amended;

	(b)	“Closing Date” shall mean the date under which the contemplated transactions underlying the Exchange Agreement have been consummated in accordance with the terms of the Exchange Agreement;

(c)	“Exchange” shall mean any internationally recognized stock exchange or stock quotation system;

(d)	“Pooling Shares” has the meaning set forth in Recital A to this Agreement; and

(e)

“Regulators” shall mean the United States Securities and Exchange Commission, the British Columbia Securities Commission and/or any other regulatory body which governs and/or may come to govern the public listing or quotation of the common shares of the Issuer.

2.	The parties acknowledge that the Pooling Shares are not being pooled in the manner set forth herein pursuant to a requirement of any Regulators or any Exchange.

3.

The Undersigned hereby severally agree each with the other and with the Trustee that they will respectively deliver or cause to be delivered to the Trustee, certificates for such number of the Pooling Shares as is specified opposite their respective names in Schedule “A” hereto, which Pooling Shares are to be held by the Trustee and released, subject to this Section 3, proportionately to the Undersigned in accordance with their holdings of such Pooling Shares on the following basis:

	(a)	15% of the Pooling Shares on the first day of the Issuer’s first fiscal quarter beginning after the one year anniversary of the Closing Date (the “First Quarter”); and

	(b)	15% of the Pooling Shares on the first day of each of the Issuer’s next five (5) fiscal quarters after the First Quarter; and

	(c)	10% of the Pooling Shares on the first day of each of the Issuer’s sixth fiscal quarter after the First Quarter.

4.

Each of the Undersigned shall be entitled from time to time to a letter or receipt from the Trustee stating the number of Pooling Shares represented by certificates held for him by the Trustee subject to the terms of this Agreement, but such letter or receipt shall not be assignable.

5.

The Undersigned shall not sell, deal in, assign, transfer in any manner whatsoever, or agree to sell, deal in, assign or transfer in any manner whatsoever, any of their respective Pooling Shares or beneficial ownership of or any interest in their respective Pooling Shares and the Trustee shall not accept or acknowledge any transfer, assignment, declaration of trust or any other document evidencing a change in legal and beneficial ownership of or interest in the Pooling Shares, except as may be required by reason of the death or bankruptcy of any one or more of the Undersigned, in which case the Trustee shall hold the certificates for the Pooling Shares of such Undersigned subject to this Agreement for whatever person or persons, firm or corporation may thus become legally entitled thereto.

6.

If, during the period in which any of the Pooling Shares are retained in trust pursuant hereto, any dividend other than a dividend paid in common shares of the Issuer is received by the Trustee in respect of the Pooling Shares, such dividend shall be paid or transferred forthwith to the Undersigned entitled thereto. Any common shares of the Issuer received by way of dividend in respect of the Pooling Shares shall be dealt with as if they were shares hereunder.

7.

In exercising the rights, duties and obligations prescribed or confirmed by this Agreement, the Trustee will act honestly and in good faith and will exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

8.

The Undersigned and the Issuer agree from time to time and at all times hereafter well and truly to save, defend and keep harmless and fully indemnify the Trustee, its successors and assigns from and against all loss, costs, charges, suits, demands, claims, damages and expenses which the Trustee, its successors or assigns may at any time or times hereafter bear, sustain, suffer or be put unto for or by reason or on account of its acting pursuant to this Agreement or anything in any manner relating thereto or by reason of the Trustee’s compliance in good faith with the terms hereof.

9.

In case proceedings should hereafter be taken in any court respecting the Pooling Shares, the Trustee will not be obliged to defend any such action or submit its rights to the court until it has been indemnified by other good and sufficient security in addition to the indemnity given in Section 4.2 against its costs of such proceedings.

10.

The Trustee will have no responsibility in respect of loss of the certificates representing the Pooling Shares except the duty to exercise such care in the safekeeping thereof as it would exercise if the Pooling Shares belonged to the Trustee. The Trustee may act on the advice of counsel but will not be responsible for acting or failing to act on the advice of counsel.

11.

In the event that the Pooling Shares are attached, garnished or levied upon under any court order, or if the delivery of such property is stayed or enjoined by any court order or if any court order, judgment or decree is made or entered affecting such property or affecting any act by the Trustee, the Trustee will obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, notwithstanding any provision of this Agreement to the contrary. If the Trustee obeys and complies with any such writs, orders, judgments or decrees, it will not be liable to any of the parties hereto or to any other person, form or corporation by reason of such compliance, notwithstanding that such writs, orders, judgments or decrees may be subsequently reversed, modified, annulled, set aside or vacated.

12.

Except as herein otherwise provided, the Trustee is authorized and directed to disregard any and all notices and warnings which may be given to it by any of the parties hereto or by any other person, firm, association or corporation. It will, however, obey the order, judgment or decree of any court of competent jurisdiction, and it is hereby authorized to comply with and obey such orders, judgments or decrees and in case of such compliance, it shall not be liable by reason thereof to any of the parties hereto or to any other person, firm, association or corporation, even if thereafter any such order, judgment or decree may be reversed, modified, annulled, set aside or vacated.

13.

If the Trustee receives any valid court order contrary to the instructions contained in this Agreement, the Trustee may continue to hold the Pooling Shares until the lawful determination of the issue between the parties hereto.

14.

If written notice of protest is made by any of the Undersigned and/or the Issuer to the Trustee to any action contemplated by the Trustee under this Agreement, and such notice sets out reasons for such protest, the Trustee may, at its sole discretion, continue to hold the Pooling Shares until the right to the documents is legally determined by a court of competent jurisdiction or otherwise.

15.

The Trustee may resign as Trustee by giving not less than five (5) days’ notice thereof to the Undersigned and the Issuer. The Undersigned and the Issuer may terminate the Trustee by giving not less than five (5) days’ notice to the Trustee. The resignation or termination of the Trustee will be effective and the Trustee will cease to be bound by this Agreement on the date that is five (5) days after the date of receipt of the termination notice given hereunder or on such other date as the Trustee, the Undersigned and the Issuer may agree upon. All indemnities granted to the Trustee herein will survive the termination of this Agreement or the termination or resignation of the Trustee. In the event of termination or resignation of the Trustee for any reason, the Trustee shall, within that five (5) days’ notice period deliver the Pooling Shares to the new trustee to be named by the Undersigned and the Issuer.

16.

Notwithstanding anything to the contrary contained herein, in the event of any dispute arising between any of the Undersigned and/or the Issuer, this Agreement or any matters arising thereto, the Trustee may, in its sole discretion, deliver and interplead the Pooling Shares into court and such delivery and interpleading will be an effective discharge to the Trustee.

17.

The Issuer will pay all of the compensation of the Trustee and will reimburse the Trustee for any and all reasonable expenses, disbursements and advances made by the Trustee in the performance of its duties hereunder, including reasonable fees, expenses and disbursements incurred by its counsel.

18.	This Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their heirs, executors, administrators, successors and permitted assigns.

19.

This Agreement may be executed in several parts in the same form and such part as so executed shall together constitute one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

20.

The parties hereto agree that in consideration of the Trustee agreeing to act as Trustee as aforesaid, the Undersigned do hereby covenant and agree from time to time and at all times hereafter well and truly to save, defend, and keep harmless and fully indemnify the Trustee, its successors and assigns, from and against all loss, costs, charges, damages and expenses which the Trustee, its successors or assigns, may at any time or times hereafter bear, sustain, suffer or be put to for or by reason or on account of its acting as Trustee pursuant to this Agreement.

21.	This Agreement will be governed by and construed in accordance with the law of British Columbia.

22.

It is further agreed by and between the parties hereto and, without restricting the foregoing indemnity, that in case proceedings should hereafter be taken in any Court respecting the shares hereby pooled, the Trustee shall not be obliged to defend any such action or submit its rights to the Court until it shall have been indemnified by other good and sufficient security in addition to the indemnity hereinbefore given against costs of such proceedings.

IN WITNESS WHEREOF the Undersigned (as indicated by the execution of Schedule A opposite their respective names) and the Trustee have executed the presents as and from the day and year first above written.

CLARK WILSON LLP

Per: __________________
        Authorized Signatory

NEWCASTLE RESOURCES LTD.

Per:  _________________
       Authorized Signatory

SCHEDULE A

SHAREHOLDER INFORMATION

[SCHEDULE A REMOVED]